Exhibit 10.6

SHARE AWARD AGREEMENT

ELLINGTON RESIDENTIAL MORTGAGE REIT

2013 EQUITY INCENTIVE PLAN
([Name])
[ ] shares
[DATE]

THIS SHARE AWARD AGREEMENT (the "Agreement"), dated as of the [ ] day of [ ], 20__, governs the Share Award granted by Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the "Company"), to [ ] (the "Participant"), in accordance with and subject to the provisions of the Company’s 2013 Equity Incentive Plan (as amended, restated or otherwise modified from time to time, the "Plan"). A copy of the Plan has been made available to the Participant. All capitalized terms used but not defined in this Agreement that are defined in the Plan have the same meanings given to them in the Plan.

1.    Grant of Share Award. In accordance with the Plan, and effective as of [ ] [ ], 20__ (the "Date of Grant"), the Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Share Award of [ ] Common Shares (the "Share Award").

2.    Vesting. The Participant’s interest in the Common Shares covered by the Share Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b) and (c) below.

(a)    Continued Service with the Company. The Participant’s interest in [ ] of the Common Shares covered by the Share Award shall become vested and nonforfeitable on [ ] if a Share Forfeiture Event (as defined below) has not occurred between the Date of Grant and such vesting date. A "Share Forfeiture Event" occurs if (i) the Participant ceases to provide services to the Company or any of its Affiliates other than due to the Participant’s death or permanent and total disability (as defined in Code section 22(e)(3)), including as a result of the termination of the Participant’s employment with the Manager, or (ii) a "Forfeiture Event" (as defined in Participant’s employment agreement with the Company, the Manager, or any of their respective Affiliates) occurs or the Company becomes aware that a Forfeiture Event occurred.

(b)    Change in Control. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if a Share Forfeiture Event has not occurred between the Date of Grant and the Control Change Date.

(c)    Death or Disability. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant no longer provides services to the Company if (i) the Participant’s services end on account of the Participant’s death or permanent and total disability (as defined in Code section 22(e)(3)) and (ii) a Share Forfeiture Event has not occurred from the Date of Grant until the date of such cessation.

Except as provided in this Section 2, any Common Shares covered by the Share Award that are not vested and nonforfeitable on or before the date that a Share Forfeiture Event occurs shall be forfeited on the date that a Share Forfeiture Event occurs.

3.    Transferability. Common Shares covered by the Share Award that have not become vested and nonforfeitable as provided in Section 2 cannot be alienated, pledged, attached, sold or otherwise transferred by the Participant. Common Shares covered by the Share Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4.    Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the Common Shares covered by the Share Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of any certificates evidencing the Common Shares covered by the Share Award until the date that the Common Shares become vested and nonforfeitable and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the

Company and cancel any Common Shares covered by the Share Award that are forfeited under Section 2. Notwithstanding the foregoing, the Company may, in its discretion, elect to evidence the delivery of the Common Shares by means of electronic, book-entry statement, rather than issuing physical share certificates.

5.    No Right to Continued Service. The grant of the Share Award does not give the Participant any rights with respect to continuing employment or service. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company, the Manager or any of their respective Affiliates to terminate the Participant’s employment or service relationship at any time.

6.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

7.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8.    Tax Withholding. Upon any taxable event arising in connection with the grant of the Share Award or the vesting of the Participant’s interest in any of the Common Shares covered by the Share Award with respect to which the Company or any Affiliate of the Company (including the Manager or any of its Affiliates) has a tax withholding obligation under applicable law, the Participant shall deliver to the Company, the Manager or any of their respective Affiliates, as applicable, such amount of money or, if permitted by the Committee in its sole discretion, Common Shares subject to the Share Award as the Company or such Affiliate may require to meet its tax withholding obligation under applicable law. The Participant acknowledges and agrees that none of the Board, the Committee, the Company, the Manager or any of their respective Affiliates have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the Share Award, the vesting of the Participant’s interest in any of the Common Shares covered by the Share Award or the forfeiture of any of the Common Shares covered by the Share Award. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company, the Manager or any of their respective Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the issuance of the Share Award.

9.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

10.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the Company and any successors of the Company.

11.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Share Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify, and shall be subject to the terms and conditions of, any employment and/or severance agreement between the Participant and the Company, the Manager or any of their respective Affiliates in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

12.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ELLINGTON RESIDENTIAL MORTGAGE REIT            [PARTICIPANT]

By:__________________________                _________________________

Title:_________________________